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As filed with the Securities and Exchange Commission on May 26, 2005

Registration No. 333-101232

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPIQ SYSTEMS, INC.
(Exact Name of Registrant in Its Charter)

Missouri (State or other jurisdiction of incorporation or organization)	48-1056429 (I.R.S. Employer Identification Number)
501 Kansas Avenue Kansas City, Kansas 66105-1309 (913) 621-9500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Copy to:

TOM W. OLOFSON
Chairman and Chief Executive Officer
501 Kansas Avenue
Kansas City, Kansas 66105-1309
(913) 621-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	RICHARD M. WRIGHT, JR. Gilmore & Bell, P.C. 2405 Grand Boulevard Suite 1100 Kansas City, Missouri 64108 (816) 221-1000

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the follow box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-101232), which was declared effective by the Securities and Exchange Commission on February 5, 2003, is being filed in accordance with EPIQ Systems, Inc.'s undertaking in the Registration Statement to deregister any shares of common stock of the registrant that remain unsold at the end of the offering. The registrant's obligation to keep the Registration Statement effective has expired. As of the effective date of this Post-Effective Amendment, all shares of common stock, the sale of which was registered under the Registration Statement but which were not sold under the Registration Statement, will be deregistered and the Registration Statement will be terminated.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and we have authorized this post-effective amendment to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on this 26th day of May, 2005.

EPIQ SYSTEMS, INC.
By:	/s/ ELIZABETH M. BRAHAM Elizabeth M. Braham Senior Vice President and Chief Financial Officer

        In accordance with the requirements of the Securities Act of 1933, as amended, the post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date
/s/ TOM W. OLOFSON*	Tom W. Olofson Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2005
/s/ CHRISTOPHER E. OLOFSON*	Christopher E. Olofson President, Chief Operating Officer and Director	May 26, 2005
/s/ ELIZABETH M. BRAHAM	Elizabeth M. Braham Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 26, 2005
/s/ DOUGLAS W. FLEMING	Douglas W. Fleming Director of Finance, Chief Accounting Officer (Principal Accounting Officer)	May 26, 2005
/s/ W. BRYAN SATTERLEE*	W. Bryan Satterlee Director	May 26, 2005
/s/ EDWARD M. CONNOLLY, JR.*	Edward M. Connolly, Jr. Director	May 26, 2005
James A. Byrnes Director
Joel Pelofsky Director
*By:	/s/ ELIZABETH M. BRAHAM Elizabeth M. Braham (As attorney-in-fact for each of the persons indicated)

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DEREGISTRATION OF SECURITIES
SIGNATURES